EXHIBIT 21
HUMANA INC.
SUBSIDIARY LIST

ALABAMA
Mid-South Home Health Agency, LLC

ARKANSAS
Humana Regional Health Plan, Inc.

CALIFORNIA
Asian American Home Care, Inc.
Humana Health Plan of California, Inc.
Professional Healthcare at Home, LLC

COLORADO
Alpine Home Health Care, LLC

DELAWARE
Access Home Health of Florida, LLC
American Homecare Management Corp.
Care Solutions ACO, LLC
CDO 1, LLC
CDO 2, LLC
CenterWell Care Solutions, Inc.
CenterWell Certified Healthcare Corp.
CenterWell Health Services (Certified), Inc.
CenterWell Health Services (USA), LLC
CenterWell Health Services Holding Corp.
CenterWell Health Services, Inc.
CenterWell Home Health Services, LLC
CenterWell Pharmacy, Inc.
CenterWell Primary Care Holdings, LLC
CenterWell Therapy Services, LLC
CompBenefits Corporation
CompBenefits Direct, Inc.
Conviva Care Solutions, LLC
Conviva Care Solutions II, LLC
Conviva Group Holdings, LLC
Conviva Health Management, LLC
Conviva Health MSO of Texas, Inc.
Conviva Medical Center Management, LLC
Echo Primary Care Holdings, LLC
Emphesys, Inc.
FPG Acquisition Corp.
FPG Acquisition Holdings Corp.
FPG Holding Company, LLC
Go365, LLC
H Coding Services, Inc.
Harden Healthcare Holdings, LLC
Harden Home Health, LLC
Health Value Management, Inc.

Healthfield Operating Group, LLC
Healthfield, LLC
HHS Healthcare Corp.
HUM Provider Holdings, LLC
Humana at Home, Inc.
Humana Care Holdings, Inc.
Humana Digital Health and Analytics Platform Services, Inc.
Humana Direct Contracting Entity, Inc.
Humana Government Business, Inc.
Humana Inc.
Humana Innovation Enterprises, Inc.
Humana WellWorks LLC
HumanaDental, Inc.
Integracare Holdings, Inc.
Integracare Intermediate Holdings, Inc.
KAH Development 10, L.L.C.
KAH Development 12, L.L.C.
KAH Development 14, L.L.C.
KAH Development 4, L.L.C.
Kentucky Homecare Holdings, Inc.
Kentucky Homecare Parent Inc.
KND Development 50, L.L.C.
Marvel Merger Sub, LLC
Mid-South Home Health, LLC
North Region Providers, LLC
PF Development 10, L.L.C.
PF Development 15, L.L.C.
PF Development 16, L.L.C.
PF Development 21, L.L.C.
PF Development 5, L.L.C.
PF Development 7, L.L.C.
PF Development 9, L.L.C.
PHHC Acquisition Corp.
Primary Care Holdings II, LLC
Prime Healthcare Home Care and Hospice, LLC
Prime Healthcare Home Care Holdings, LLC
Prime West Jv Holdings, LLC
Professional Healthcare, LLC
SHC Holding, Inc.
Transcend Population Health Management II, LLC
Trilogy Home Healthcare SW FL, Inc.
Vitality HHS Holdings, Inc.
Vitality Home Care, Inc.
Voyager Home Health, Inc.
Voyager Hospicecare, Inc.

DOMINICAN REPUBLIC
Trueshore S.R. L.

FLORIDA
A & A HomeCare, Inc.
Accredited Home Health of Broward, Inc.
Advanced Oncology Services, Inc.

All About Home Care Management, LLC
Altercare LLC
Altercare of Palm Beach County, LLC
Amicus Medical Center LLC
Amicus Medical Group, Inc.
Amicus Medical Services Organization, LLC
Balanced Home Healthcare, Inc.
Bridges Home Health, Inc.
Care Hope Holdings, Inc.
Care Hope Home Health Agency, Inc.
Care Partners Home Care, LLC
CarePlus Health Plans, Inc.
CenterWell Accountable Care, LLC
CenterWell Senior Primary Care (FL), Inc.
CenterWell Senior Primary Care (Vitality), Inc.
CompBenefits Company
Conviva Physician Group, LLC
Conviva Specialty, LLC
Elite Health Medical Centers, LLC
Elite Health Primary Care, LLC
FPG Senior Services, LLC
Homecare Holdings, Inc.
HUM-e-FL, Inc.
Humana At Home 1, Inc.
Humana Dental Company
Humana Health Insurance Company of Florida, Inc.
Humana Medical Plan, Inc.
Med. Tech. Services of South Florida, Inc.
Medstar Home Health, LLC
Med-Tech Services of Dade, Inc.
Med-Tech Services of Palm Beach, Inc.
METCARE of Florida, Inc.
Metropolitan Health Networks, Inc.
M-SAC, Inc.
On the Way Home Care, Inc.
One Home Health Holdings, LLC
One Home Medical Equipment, LLC
One Homecare Solutions, LLC
One Infusion Pharmacy, LLC
One Nursing Care, LLC
One TPA Systems, Inc.
Quality Living Home Health Care LLC
Senior Home Care, Inc.
South Florida Cardiology Associates, LLC
Trident Home Health, LLC
Trueshore BPO, LLC

GEORGIA
Capital Care Resources of South Carolina, LLC
Capital Care Resources, LLC
Capital Health Management Group, LLC
Chattahoochee Valley Home Care Services, LLC
Chattahoochee Valley Home Health, LLC

CHMG Acquisition LLC
CHMG of Atlanta, LLC
CHMG of Griffin, LLC
Healthfield Home Health, LLC
Healthfield of Southwest Georgia, LLC
Healthfield of Statesboro, LLC
Healthfield of Tennessee, LLC
Humana Employers Health Plan of Georgia, Inc.
Mid-South Home Health of Gadsden, LLC
Total Care Home Health of Louisburg, LLC
Total Care Home Health of North Carolina, LLC
Total Care Home Health of South Carolina, LLC

ILLINOIS
CompBenefits Dental, Inc.
Dental Care Plus Management, Corp.
Humana Benefit Plan of Illinois, Inc.
Humana Healthcare Research, Inc.

IOWA
Hawkeye Health Services, Inc.

KENTUCKY
Arcadian Health Plan, Inc.
CHA HMO, Inc.
First Crown Insurance, Inc.
Humana Active Outlook, Inc.
Humana Health Plan, Inc.
Humana Insurance Company
Humana Insurance Company of Kentucky
Humana MarketPOINT, Inc.
Humana Pharmacy Solutions, Inc.
Humana Real Estate Company
Humco, Inc.
The Dental Concern, Inc.

LOUISIANA
Humana Health Benefit Plan of Louisiana, Inc.
Synergy Home Care-Acadiana Region, Inc.
Synergy Home Care-Capitol Region, Inc.
Synergy Home Care-Central Region, Inc.
Synergy Home Care-Northeastern Region, Inc.
Synergy Home Care-Northshore Region, Inc.
Synergy Home Care-Northwestern Region, Inc.
Synergy Home Care-Southeastern Region, Inc.
Synergy, Inc.

MICHIGAN
CenterWell IPA Solutions, LLC
Humana Medical Plan of Michigan, Inc.

MISSISSIPPI

Gilbert's Home Health Agency, Inc.
Home Health Care Affiliates of Central Mississippi, L.L.C.
Home Health Care Affiliates of Mississippi, Inc.
Home Health Care Affiliates, Inc.
Van Winkle Home Health Care, Inc.

MISSOURI
Missouri Home Care of Rolla, Inc.

NEVADA
Southern Nevada Home Health Care, Inc.

NEW YORK
Harris, Rothenberg International Inc.
Humana Health Company of New York, Inc.
Humana Insurance Company of New York
Humana Life Insurance Company of New York, Inc.
New York Healthcare Services, Inc.
QC-Medi New York, Inc.

NORTH CAROLINA
Eastern Carolina Home Health Agency, LLC
Healthcare Planning of America, LLC
Home Health Care of Carteret County, LLC
Innovative Financial Group Holdings, LLC
Innovative Financial Partners, LLC
Rees Financial LLC
TAR Heel Health Care Services, LLC
The Lead Store LLC
Versa Management LLC

OHIO
Humana Health Plan of Ohio, Inc.

PENNSYLVANIA
Humana Medical Plan of Pennsylvania, Inc.

PUERTO RICO
Humana Health Plans of Puerto Rico, Inc.
Humana Insurance of Puerto Rico, Inc.
Humana Management Services of Puerto Rico, Inc.
Humana MarketPOINT of Puerto Rico, Inc.

SOUTH CAROLINA
Humana Benefit Plan of South Carolina, Inc.

TENNESSEE
Cariten Health Plan Inc.
PHP Companies, Inc.

TEXAS
Aberdeen Holdings, Inc.
Able Home Healthcare, Inc.
BWB Sunbelt Home Health Services, LLC
CompBenefits Insurance Company
Corpus Christi Home Care, Inc.
DentiCare, Inc.
Emphesys Insurance Company
Focus Care Health Resources, Inc.
GBA Holding, Inc.
GBA West, LLC
Harden Healthcare, LLC
Home Health of Rural Texas, Inc.
Horizon Health Care Services, Inc.
Humana Benefit Plan of Texas, Inc.
Humana Health Plan of Texas, Inc.
Integracare Home Health Services, Inc.
Integracare of Albany, LLC
Integracare of Athens-Home Health, LLC
Integracare of Olney Home Health, LLC
Integracare of Texas, LLC
Integracare of West Texas-Home Health, LLC
Integracare of Wichita Falls, LLC
One Home Health Holdings CCTX, LLC
One Home Medical Equipment TX, LLC
Outreach Health Services of North Texas, LLC
Texas Dental Plans, Inc.
Vernon Home Health Care Agency, LLC

UTAH
Home Health Services, Inc.
Humana Medical Plan of Utah, Inc.

VERMONT
Managed Care Indemnity, Inc.
WEST VIRGINIA
First Home Health, Inc.
Nursing Care-Home Health Agency, Inc.

WISCONSIN
CareNetwork, Inc.
Humana Wisconsin Health Organization Insurance Corporation
HumanaDental Insurance Company
Independent Care Health Plan